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                                                                    EXHIBIT 99.6



                      SAVANNAH FOODS & INDUSTRIES, INC.
                       SPECIAL MEETING OF STOCKHOLDERS

   Solicited by the Board of Directors of Savannah Foods & Industries, Inc.

        The undersigned hereby appoints William W. Sprague III, and John M. Tatum and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Savannah Foods & Industries, Inc. ("Savannah Foods") that the undersigned is entitled to vote at the Special Meeting of Stockholders thereof to be held on December 19, 1997, or at any adjournment or postponement thereof, as follows:

        Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.


        PROPOSAL 1:     APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF
                        MERGER (THE "MERGER AGREEMENT"), DATED AS OF SEPTEMBER
                        12, 1997, AMONG IMPERIAL HOLLY CORPORATION ("IMPERIAL
                        HOLLY"), IHK MERGER SUB CORPORATION ("IHK SUB"), AND
                        SAVANNAH FOODS AND THE MERGER OF IHK SUB WITH AND INTO
                        SAVANNAH FOODS CONTEMPLATED THEREBY.

                        [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN



           Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. [ ]

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.


                                       Dated: ____________________________, 1997




                                     ---------------------------------------
                                                     Signature
                                  Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should give their full titles.


 PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.